Exhibit 10.3

TERMINATION OF SUBSCRIPTION AGREEMENT

This Termination of Subscription Agreement (this “Termination Agreement”) is executed as of June 8, 2021 by and between GigCapital2, Inc., a Delaware corporation (the “Company”) and the undersigned Subscriber pursuant to Sections 6.b. and 8.i. of that certain Subscription Agreement, entered into on January 20, 2021 (the “Subscription Agreement”), by and between the Company and Subscriber. Capitalized terms used in this Termination Agreement, unless specifically defined herein, shall have the meanings assigned them in the Subscription Agreement.

WHEREAS, the Subscriber subscribed for and had agreed to purchase from the Company a specified principal amount of the Company’s 6.25% convertible senior notes due 2026 (the “Notes”), as was set forth on the signature page to the Subscription for an aggregate purchase price equal to 100.0% of the principal amount of the Subscribed Notes, and the Company agreed to issue and sell to the Subscriber the Subscribed Notes; and

WHEREAS, the Company and the Subscriber now desire to terminate the Subscription Agreement as to Subscriber.

NOW, THEREFORE, the parties hereto agree as follows:

The Subscription Agreement for the purchase and sale of Notes by the Company to the undersigned Subscriber is hereby terminated. The Company and the undersigned Subscriber each acknowledge that neither has any further obligation to the other under or in respect to the referenced Subscription Agreement (subject to any provisions that expressly survive termination).

This Termination Agreement may be executed in counterparts, each of which shall be considered an original, but all of which, when taken together, shall constitute one and the same instrument. This Termination Agreement is governed by, and construed in accordance with, the laws of the state of New York. For avoidance of doubt, the provisions of Section 8 (Miscellaneous) of the Subscription Agreement are applicable hereto.

SUBSCRIBER:	Agreed and Acknowledged:

Signature of Subscriber:	GIGCAPITAL2, INC.

By:	By:
Name:	Name: Dr. Raluca Dinu
Title:	Title: Chief Executive Officer
Date:
Name of Subscriber:
___________________________________
(Please print. Please indicate name and capacity of person signing above)
Email Address: